Exhibit 3.4

AMENDED AND RESTATED
BY-LAWS
OF
INFOTECH USA, INC.

ARTICLE I

OFFICES

        Section 1.1.      Registered Office. The registered office of InfoTech USA, Inc. (the “Corporation”) shall be at such location and with such registered agent in charge thereof as may be established by the Board of Directors from time to time.

        Section 1.2.      Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

        Section 2.1.      Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting at such date, time and place either within or without the State of Delaware as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

        Section 2.2.      Special Meetings. A special meeting of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors or the President. Only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided.

        Section 2.3.      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, annual or special, a written notice of the meeting shall be given to such stockholder or stockholders which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law or in the Amended and Restated Certificate of Incorporation, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 2.4.      Notice of Stockholder Business at Meetings. At any meeting of stockholders, annual or special, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided. For a proposal to be properly brought before a meeting, each item of business must either (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) be otherwise properly brought before the meeting by a stockholder as hereinafter provided. For a proposal to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders and, in the case of a special meeting, not less than ten (10) days immediately following the giving of notice of such special meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to the stockholders, to be timely, notice of a proposal delivered by the stockholder must be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made to the stockholders. The provisions of this Section 2.4 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of record of the stockholder proposing the business and any other stockholders known by such stockholder to be supporting the proposal, (c) the class or classes of stock and number of shares of such class or classes of stock which are beneficially owned by the proposing stockholder or stockholders on the date of the stockholder notice, and (d) any material interest of the proposing stockholder or stockholders in the proposal.

        Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.4. The Board of Directors may reject any stockholder proposal submitted for consideration at a meeting of stockholders which is not made in accordance with the terms of this Section 2.4 or which is not a proper subject for stockholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any such stockholder proposal, the presiding officer of the meeting of stockholders may, if the facts warrant, determine and declare to the persons attending the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.4, and he or she shall further declare that any such business not properly brought before such meeting shall not be transacted. The Board of Directors or, as the case may be, the presiding officer of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures and the Board of Directors’ or, as the case may be, the presiding officer’s ruling thereon shall be final and conclusive. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

        Section 2.5.      Nomination of Director Candidates. To be qualified for election as a director, persons must be nominated in accordance with the procedures set forth in this Section 2.5. Nominations of candidates for election to the Board of Directors of the Corporation may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote at

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such meeting of stockholders. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, to be timely, notice of a nomination delivered by such stockholder must be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders. Such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or person to be nominated, (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations, (d) the class and number of shares of the Corporation which are beneficially owned by any such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder’s notice, and (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

        At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary the information required by this Section 2.5 to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare at such meeting of stockholders that such nomination was not made in accordance with the procedures prescribed by this Section 2.5, and he or she shall further declare that the defective nomination shall be disregarded. The Chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive.

        Section 2.6.     Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with one-third (1/3) in voting power of the shares entitled to vote thereat constituting a quorum, then except as otherwise required by law, one-third (1/3) in voting power of the shares

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entitled to vote at such adjourned meeting, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law or in the Amended and Restated Certificate of Incorporation, all matters shall be determined by the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter.

        Section 2.7.      Quorum. At each meeting of stockholders, except where otherwise provided by law or the Amended and Restated Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.6 of these By-Laws until a quorum shall be present or represented. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of the Corporation’s own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

        Section 2.8.      Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 2.9.      Voting; Proxies. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from the date of such proxy, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date than the original proxy with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or

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by the Amended and Restated Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Amended and Restated Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

        Section 2.10.      Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        Section 2.11.      List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, annual or special, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

        Section 2.12.      Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One (1) or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If an inspector or alternate is not able to act at a meeting of stockholders, the chairman of the meeting, shall, appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

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        Section 2.13.      Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may not be effected by consent in writing in lieu of a meeting by such stockholders.

ARTICLE III

BOARD OF DIRECTORS

        Section 3.1.      Powers; Number; Qualifications. Except as may be otherwise provided by law or in the Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than ten (10). The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to tome exclusively by resolution of a majority of the whole Board. Directors need not be stockholders or residents of the State of Delaware.

        Section 3.2.      Election; Term of Office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose terms expire at such annual meeting, shall be elected for three (3) year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Each director shall hold office until the expiration of the term for which he or she was elected and shall continue in office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

        Section 3.3.      Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. A director may be removed from office only for cause and by the affirmative vote of the holders of not less than two-thirds (2/3) of all the

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outstanding shares of stock of the Corporation entitled to vote generally in the election of directors at a special meeting of stockholders called expressly for that purpose; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Person, as defined in Article Tenth, Section C of the Amended and Restated Certificate of Incorporation, or a director who is not an Independent Director, as defined in Article Tenth, Section C of the Amended and Restated Certificate of Incorporation, then such removal shall also require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock, as defined in Article Tenth, Section C, Paragraph 11, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person. Unless otherwise provided in the Amended and Restated Certificate of Incorporation or these By-Laws, any vacancies which exist following the election of the initial director shall be filled by the initial director and vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and directors so chosen shall hold office until the next annual election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation.

        Section 3.4.      Regular Meetings. Regular meetings of the Board of Directors shall be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

        Section 3.5.      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two (2) directors. Notice of any special meeting of the Board of Directors shall be given at least five (5) days prior to the date of the special meeting by written notice to each director provided however that if the notice is electronically delivered, the notice of such meeting may be reduced to no less than twenty-four (24) hours.

        Section 3.6.      Telephonic Meetings Permitted. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting.

        Section 3.7.      Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Amended and Restated Certificate of Incorporation or these By-Laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present thereat may

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adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.8.      Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 3.9.      Informal Action by Directors. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

        Section 3.10.      Compensation. The Board of Directors shall have the authority to fix compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

        Section 4.1.      Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these By-Laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

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        Section 4.2.      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in all other respects each committee shall conduct its business in the same manner as the Board of Directors of the Corporation conducts its business pursuant to Article III of these By-Laws.

ARTICLE V

OFFICERS

        Section 5.1.      Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and the Board of Directors may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

        Section 5.2.      Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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ARTICLE VI

STOCK

        Section 6.1.      Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        When the Corporation is authorized to issue shares of more than one (1) class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

        Section 6.2.      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 6.3.      Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

        Subject to the provisions of the Amended and Restated Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the day fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

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ARTICLE VII

INDEMNIFICATION

        Section 7.1.      Indemnification of Officers and Directors. The Corporation shall to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 of this ARTICLE VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

        Section 7.2.      Determination. Any indemnification required under Section 7.1 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 of this ARTICLE VII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 7.3.      Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this ARTICLE VII.

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        Section 7.4.      Other Rights of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        Section 7.5.      Indemnification Agreements. Without limiting the provisions of this ARTICLE VII, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

        Section 7.6. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VII.

        Section 7.7.      Survival of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7.8.      Definitions. For purposes of this ARTICLE VII, references to a “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee

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benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VII.

        Section 7.9.      Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this ARTICLE VII and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist or to such lesser extent as the Board of Directors of the Corporation, in its discretion, may from time to time deem appropriate.

ARTICLE VIII

MISCELLANEOUS

         Section 8.1.      Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

        Section 8.2.      Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        Section 8.3.      Manner of Notice. Whenever, under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these By-Laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors or officers of the Corporation may be given by telegram, telephone, mailgram, telex, telecopier, courier, electronically or any other similar medium.

        Section 8.4.      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Amended and Restated Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Amended and Restated Certificate of Incorporation or these By-Laws.

        Section 8.5.      Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any

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other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, provided the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by holders of al the then outstanding Voting Stock, voting together as one (1) class, excluding Voting Stock beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise..

        Section 8.6.      Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 8.7.      Amendment of By-Laws. These By-Laws may only be altered or repealed, and new By-Laws made pursuant to the provisions of Article Eight, Section B, Paragraph 1 of the Amended and Restated Certificate of Incorporation.

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